Exhibit 10.71

Schedule of Amendment to Omitted Credit Agreements

In accordance with Instruction 2 to Item 601(a) of Regulation S-K, (i) the Credit Agreement between PDL BioPharma, Inc. (the Company) and Paradigm Spine, LLC (Paradigm Spine), dated February 14, 2014 (the Paradigm Spine Credit Agreement) and (ii) the Credit Agreement between the Company and LENSAR, Inc., (LENSAR) dated October 1, 2013 (the LENSAR Credit Agreement), were not filed because they are substantially similar to the form of credit agreement that was filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K filed on March 3, 2014. The Company has previously summarized (i) the LENSAR Credit Agreement (as part of the same exhibit) and (ii) the Paradigm Spine Credit Agreement (as exhibit 10.5 to the Company’s Form 10-Q filed May 12, 2014) the material details in which the omitted credit agreements differed from the form of credit agreement. On October 27, 2015, the Company and Paradigm Spine amended the Paradigm Spine Credit Agreement and on December 15, 2015 the Company and LENSAR amended and restated the LENSAR Credit Agreement (collectively, the Amendments). The following schedule sets forth the material details in which the omitted Amendments further modify the form of credit agreement that was filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K filed on March 3, 2014.

Execution Date	Borrower	Maturity Date	Amount Funded at Closing	Additional Available Credit	Additional Available Credit Funding Conditions	Outstanding Borrowings Interest Rate Per Annum	Interest Only Period	Principal Repayment Schedule	Change in Control Fee
October 27, 2015	Paradigm Spine, LLC	No change	In addition to the $50 million funded at the closing of the original Credit Agreement, $4 million was funded on the execution date of the amendment.	$3 million	At the option of the borrower at any time prior to June 30, 2016, subject to bringdown of representations and warranties, no default and no material adverse effect conditions..	No change.	No change.	No change.	Change of control fee applicable upon a change of control of the Borrower.
December 15, 2015	LENSAR, LLC (successor to LENSAR, Inc.)	December 15, 2020	The Borrower is assuming $42 million funded under the original credit agreement.	None	Not applicable.	No change; Borrower may elect to pay interest in kind for the first three quarterly payment dates after the closing.	Ends on the ninth interest payment date after the closing.	No change.	No change.